Filed pursuant to Rule 424(b)(3)

File Nos. 333-258314 and 811-22973

AMG PANTHEON FUND, LLC

Supplement dated September 1, 2021 to the Class 1 Prospectus and the Class 2, Class 3, Class 4 and Class 5 Prospectus, each dated July 31, 2021, and the Class 1 Statement of Additional Information and the Class 2, Class 3, Class 4 and Class 5 Statement of Additional Information, each dated July 31, 2021

The following information supplements and supersedes any information to the contrary relating to AMG Pantheon Fund, LLC (the “Fund”) contained in the Fund’s Prospectuses and Statements of Additional Information (collectively, the “SAIs”), dated as noted above.

Effective immediately, the address of each of the Fund, AMG Funds LLC, the administrator of the Fund, and AMG Distributors, Inc., the distributor of the Fund, has changed to 680 Washington Boulevard, Suite 500, Stamford, Connecticut 06901. Accordingly, all references to the address of the Fund, AMG Funds LLC and AMG Distributors, Inc. in the Prospectuses and SAIs are hereby revised to refer to 680 Washington Boulevard, Suite 500, Stamford, Connecticut 06901.

PLEASE KEEP THIS SUPPLEMENT FOR FUTURE REFERENCE